Exhibit 99.1

BROCADE CONTACTS
Media Relations Kristy Campbell Tel: 408-333-4221 kcampbel@brocade.com	Investor Relations Michael Iburg Tel: 408-333-0233 miburg@brocade.com
Brocade Reports Fiscal Q3 2015 Results
SAN JOSE, Calif., August 20, 2015 — Brocade® (NASDAQ: BRCD) today reported financial results for its third fiscal quarter ended August 1, 2015. Brocade reported third quarter revenue of $552 million, up 1% year over year and up 1% sequentially. The Company reported GAAP diluted earnings per share (EPS) of $0.21, up from $0.20 in Q3 2014 and up from $0.18 in Q2 2015. Non-GAAP diluted EPS was $0.27 for Q3 2015, up from $0.23 in Q3 2014 and up from $0.22 in Q2 2015. Tax benefits recognized in Q3 2015 increased both GAAP and non-GAAP diluted EPS by approximately $0.02 in the quarter.

“I am pleased with our Q3 2015 financial results as we delivered improved profitability and higher revenue year over year,” said Lloyd Carney, CEO of Brocade. “Our IP Networking revenue growth of 16% continues to outpace the market with strong performance from both service provider and U.S. federal customers. As the storage market evolves, our SAN business continues to demonstrate the vital role of Fibre Channel as customers connect both traditional disk storage and next-generation flash arrays. Brocade is well positioned with our customers, partners, and products heading into the final quarter of our fiscal year.”

Key Financial Metrics:

	Q3 2015		Q2 2015		Q3 2014		Q3 2015 vs. Q2 2015	Q3 2015 vs. Q3 2014
Revenue	$552	M	$547	M	$545	M	1%	1%
GAAP EPS—diluted	$0.21		$0.18		$0.20		20%	8%
Non-GAAP EPS—diluted	$0.27		$0.22		$0.23		22%	16%
GAAP gross margin	67.4%		68.1%		66.3%		(0.7) pts	1.1 pts
Non-GAAP gross margin	68.6%		68.8%		67.2%		(0.2) pts	1.4 pts
GAAP operating margin	21.7%		20.9%		21.6%		0.8 pts	0.1 pts
Non-GAAP operating margin	26.9%		24.6%		25.7%		2.3 pts	1.2 pts
Please see important note of explanation about the use of non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.

Highlights:

•
SAN product revenue was $309 million, down 5% year over year. The decline was primarily the result of softer demand for embedded and fixed-configuration Fibre Channel switches, partially offset by growth in director revenue. The sequential revenue decline of 1% was consistent with normal fiscal Q3 seasonality.

•
IP Networking product revenue was $154 million, up 16% year over year. The growth was across each product category with router sales up 35%, switch sales up 6%, and higher software networking revenue. The increased revenue year over year was primarily from service providers, up 43%, and U.S. federal, up 32%, partially offset by a decline in enterprise revenue of 3%. Sequentially, IP Networking revenue increased 6% due to higher switch revenue, which was up 26%, as well as higher software networking revenue, partially offset by lower routing revenue, which was down 23% primarily due to the timing of large service provider orders. Q3 2015 included a full quarter of revenue from the virtual application delivery software acquired in Q2 2015.

•
On June 17, 2015, Brocade hosted the fourth annual Federal Forum in Washington, D.C. The multi-vendor sponsored event has become the showcase for New IP technologies that can help transform government networks to significantly lower cost, improve service agility, and increase security. The event has continued to grow in size and influence, with approximately 1,000 attendees this year across a wide variety of federal agencies, and has become an important component in building brand preference to support Brocade’s revenue growth strategy.

Board Declares Dividend:

•
The Brocade Board of Directors has declared a quarterly cash dividend of $0.045 per share of the Company’s common stock. The dividend payment will be made on October 2, 2015 to stockholders of record at the close of market on September 10, 2015.

Brocade management will host a conference call to discuss the fiscal third quarter results and the fiscal fourth quarter outlook today at 2:30 p.m. PT (5:30 p.m. ET). To access the webcast, please go to www.brcd.com/events.cfm. A replay of the conference call, prepared comments and slides, as well as a written transcript, will be available at www.brcd.com.
Other Q3 2015 product, customer, and partner announcements are available at http://newsroom.brocade.com/.
Brocade (www.brocade.com)
130 Holger Way, San Jose, CA 95134
T. 408.333.8000 F. 408.333.8101

Financial Highlights and Additional Financial Information

	Q3 2015	Q2 2015	Q3 2014
Routes to market as a % of total net revenues:
OEM revenues	62%	63%	67%
Channel/Direct revenues	38%	37%	33%
10% or greater customer revenues	43%	49%	48%
Geographic split as a % of total net revenues (1):
Domestic revenues	57%	56%	56%
International revenues	43%	44%	44%
Segment split as a % of total net revenues:
SAN product revenues	56%	57%	60%
IP Networking product revenues	28%	27%	24%
Global Services revenues	16%	16%	16%
SAN business revenues (2)	66%	67%	70%
IP Networking business revenues (2)	34%	33%	30%
IP Networking product revenues by use category (3) (4):
Data Center	52%	62%	55%
Enterprise Campus	40%	30%	39%
Carrier Network (MAN/WAN)	8%	8%	6%

Additional information:	Q3 2015		Q2 2015		Q3 2014
GAAP net income	$92	M	$77	M	$87	M
Non-GAAP net income	$115	M	$95	M	$102	M
GAAP operating income	$120	M	$114	M	$118	M
Non-GAAP operating income	$149	M	$134	M	$140	M
EBITDA	$142	M	$135	M	$138	M
Effective GAAP tax provision rate (5)	17.4%		26.0%		23.4%
Effective Non-GAAP tax provision rate (5)	20.1%		25.7%		21.9%
Cash and cash equivalents	$1,320	M	$1,367	M	$1,149	M
Deferred revenues	$301	M	$306	M	$299	M
Capital expenditures	$19	M	$18	M	$14	M
Total debt, net of discount (6)	$792	M	$788	M	$597	M
Cash, net of senior debt, convertible debt and capitalized leases	$444	M	$491	M	$547	M
Cash provided by operations	$55	M	$202	M	$106	M
Days sales outstanding	33 days		31 days		32 days
Employees at end of period	4,626		4,553		4,103
SAN port shipments	0.9	M	0.9	M	1.1	M
Share repurchases (7)	$103.1	M	$77.1	M	$112.1	M
Please see important note of explanation about the use of non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.

(1)
Revenues are attributed to geographic areas based on product delivery location. Since some OEM partners take delivery of Brocade products domestically and then ship internationally to their end users, the percentage of international revenues based on end-user location would likely be higher.

(2)	SAN and IP Networking business revenues include hardware and software product, support, and services revenues.

(3)
Product revenue by use category is estimated based on analysis of the information the Company collects in its sales management system. The estimated percentage of revenue by use category may fluctuate quarter-to-quarter due to seasonality and the timing of large customer orders.

(4)	Each use category includes enterprise, service provider, and government revenues.

(5)
The lower effective tax rates in Q3 2015 were, in part, due to various tax benefits recognized in the quarter including a domestic manufacturing deduction and releases of previously reserved tax provisions.

(6)
Q3 2015 and Q2 2015 total debt, net of discount, includes the debt discount recorded for the conversion feature that is required to be separately accounted for as equity for the $575 million convertible debt, thereby reducing the carrying value of the debt. The unamortized debt discount for the conversion feature was $73 million as of August 1, 2015, and $77 million as of May 2, 2015.

(7)	$1.3 million of the $77.1 million in shares repurchased in Q2 2015 were pending cash settlement as of May 2, 2015.
Non-GAAP Financial Measures
To supplement financial information presented on a GAAP basis, Brocade provides information presented on a non-GAAP basis. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, financial information presented on a GAAP basis. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. The most directly comparable GAAP information and a reconciliation between the GAAP and non-GAAP amounts is provided in the tables at the end of this press release.

Management believes that the non-GAAP financial measures used in this press release allow management to gain a better understanding of Brocade’s comparative operating performance, both from period to period and relative to its competitors. These non-GAAP financial measures also help with the determination of Brocade’s baseline performance before gains, losses or charges that are considered by management to be outside of ongoing operating results. Accordingly, management uses these non-GAAP financial measures for planning and forecasting of future periods and in making decisions regarding operations and the allocation of resources.
Management believes these non-GAAP financial measures, when read in conjunction with Brocade’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of Brocade’s ongoing operating results;

•	the ability to make more meaningful comparisons of Brocade’s operating performance relative to its competitors;

•	the ability to better identify trends in Brocade’s underlying business and to perform related trend analyses; and

•	a better understanding of how management plans and measures Brocade’s underlying business.

Management excludes certain gains or losses and benefits or costs in determining non-GAAP financial measures that are the result of infrequent events or events that arise outside the ordinary course of Brocade’s continuing operations. Management believes that it is appropriate to evaluate Brocade’s operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include, but are not limited to: (i) acquisition and integration costs; (ii) restructuring, goodwill impairment and other related costs (benefits); and (iii) gain on sale of non-marketable equity investments.

Management also excludes the following non-cash charges in determining non-GAAP financial measures: (i) stock-based compensation expense; (ii) amortization of purchased intangible assets; and (iii) non-cash interest expense related to the convertible debt.

Management believes that the exclusion of stock-based compensation allows for more accurate comparisons of Brocade’s operating results to Brocade’s peer companies because of the varying use of valuation methodologies and subjective assumptions and the variety of award types. In addition, the exclusion of the expense associated with the amortization of acquisition-related intangible assets is appropriate because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and the exclusion of amortization expense allows comparisons of operating results that are consistent over time for Brocade’s newly acquired and long-held businesses. In connection with the convertible debt, under the relevant accounting guidance, a non-cash interest expense is recognized for the convertible debt as an imputed interest expense for the conversion feature. Management believes excluding the non-cash interest expense related to the convertible debt from its non-GAAP financial measures is useful for investors because the expense does not represent a cash outflow and is not indicative of ongoing operating performance.

Finally, management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.

Limitations: These non-GAAP financial measures have limitations because they do not include all items of income and expense that impact the company. In addition, these non-GAAP financial measures may not be comparable to similar measurements reported by other companies. Management compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. Management also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure, and management encourages investors to review carefully those reconciliations.
Forward-Looking Statements
This press release contains forward-looking statements including, but not limited to, statements regarding Brocade’s financial results, goals, plans, strategy, business outlook and prospects. These statements are based on current expectations as of the date of this presentation and involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly. The risks, uncertainties and assumptions include, but are not limited to: the effect on Brocade of increasing market competition and changes in the industry; Brocade’s ability to execute on its sales strategy and plans for future operations; the impact on Brocade of macroeconomic trends and events and changes in IT spending levels; Brocade’s ability to introduce and achieve market acceptance of new products and support offerings on a timely basis; risks associated with Brocade’s international operations; and integration and other risks associated with acquisitions, divestitures and strategic investments. These and other risks are set forth in more detail in Brocade’s Form 10-Q for the fiscal quarter ended May 2, 2015, and in Brocade’s Annual Report on Form 10-K for the fiscal year ended November 1, 2014. Brocade expressly assumes no obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

About Brocade
Brocade (NASDAQ: BRCD) networking solutions help the world’s leading organizations transition smoothly to a world where applications and information reside anywhere. (www.brocade.com)

ADX, Brocade, Brocade Assurance, the B-wing symbol, DCX, Fabric OS, HyperEdge, ICX, MLX, MyBrocade, OpenScript, The Effortless Network, VCS, VDX, Vplane, and Vyatta are registered trademarks, and Fabric Vision and vADX are trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. Other brands, products, or service names mentioned may be trademarks of others.

© 2015 Brocade Communications Systems, Inc. All Rights Reserved.

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
	(In thousands, except per share amounts)
Net revenues:
Product	$463,200	$457,797	$1,407,681	$1,375,282
Service	88,619	87,667	266,952	271,627
Total net revenues	551,819	545,464	1,674,633	1,646,909
Cost of revenues:
Product	144,243	145,518	431,781	441,416
Service	35,672	38,233	109,056	116,818
Total cost of revenues	179,915	183,751	540,837	558,234
Gross margin	371,904	361,713	1,133,796	1,088,675
Operating expenses:
Research and development	85,072	84,152	262,173	261,862
Sales and marketing	144,883	137,262	428,199	409,524
General and administrative	20,422	22,140	65,815	63,395
Amortization of intangible assets	889	131	1,654	10,145
Acquisition and integration costs	789	—	3,133	—
Restructuring, goodwill impairment, and other related costs (benefits)	—	131	(637)	89,051
Gain on sale of network adapter business	—	—	—	(4,884)
Total operating expenses	252,055	243,816	760,337	829,093
Income from operations	119,849	117,897	373,459	259,582
Interest expense	(9,778)	(9,176)	(45,754)	(27,606)
Interest and other income, net	947	5,299	854	3,943
Income before income tax	111,018	114,020	328,559	235,919
Income tax expense	19,351	26,668	72,585	81,367
Net income	$91,667	$87,352	$255,974	$154,552
Net income per share—basic	$0.22	$0.20	$0.61	$0.35
Net income per share—diluted	$0.21	$0.20	$0.59	$0.34
Shares used in per share calculation—basic	417,299	432,448	422,184	436,396
Shares used in per share calculation—diluted	427,518	441,789	433,303	448,596

Cash dividends declared per share	$0.045	$0.035	$0.115	$0.035

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
	(In thousands)
Net income	$91,667	$87,352	$255,974	$154,552
Other comprehensive income and loss, net of tax:
Unrealized gains (losses) on cash flow hedges:
Change in unrealized gains and losses	(414)	(155)	(2,332)	14
Net gains and losses reclassified into earnings	831	(218)	2,544	(217)
Net unrealized gains (losses) on cash flow hedges	417	(373)	212	(203)
Foreign currency translation adjustments	(492)	(191)	(5,781)	284
Total other comprehensive income (loss)	(75)	(564)	(5,569)	81
Total comprehensive income	$91,592	$86,788	$250,405	$154,633

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	August 1, 2015	November 1, 2014
	(In thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$1,319,671	$1,255,017
Accounts receivable, net of allowances for doubtful accounts of $1,843 and $80 as of August 1, 2015, and November 1, 2014, respectively	199,919	224,913
Inventories	40,496	38,718
Deferred tax assets	91,181	92,692
Prepaid expenses and other current assets	63,020	46,665
Total current assets	1,714,287	1,658,005
Property and equipment, net	440,343	445,433
Goodwill	1,617,136	1,567,723
Intangible assets, net	79,401	26,658
Other assets	52,898	35,856
Total assets	$3,904,065	$3,733,675
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$95,804	$93,705
Accrued employee compensation	103,417	169,018
Deferred revenue	229,557	239,993
Other accrued liabilities	63,345	84,592
Total current liabilities	492,123	587,308
Long-term debt, net of current portion	791,630	595,450
Non-current deferred revenue	71,565	71,746
Non-current income tax liability	46,504	39,647
Non-current deferred tax liabilities	25,461	27,153
Other non-current liabilities	3,767	4,310
Total liabilities	1,431,050	1,325,614
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 800,000 shares authorized:
Issued and outstanding: 416,382 and 431,470 shares as of August 1, 2015, and November 1, 2014, respectively	416	431
Additional paid-in capital	1,637,580	1,774,197
Accumulated other comprehensive loss	(24,383)	(18,814)
Retained earnings	859,402	652,247
Total stockholders’ equity	2,473,015	2,408,061
Total liabilities and stockholders’ equity	$3,904,065	$3,733,675

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	August 1, 2015	August 2, 2014
	(In thousands)
Cash flows from operating activities:
Net income	$91,667	$87,352
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax benefits from stock-based compensation	(12,411)	(10,283)
Depreciation and amortization	22,322	20,443
Loss on disposal of property and equipment	379	152
Net gain on sale of non-marketable equity investment	—	(5,242)
Amortization of debt issuance costs and debt discount	4,219	290
Provision for doubtful accounts receivable and sales allowances	2,495	1,992
Non-cash stock-based compensation expense	24,437	21,574
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(17,278)	(5)
Inventories	(4,786)	187
Prepaid expenses and other assets	984	3,575
Deferred tax assets	28	(10)
Accounts payable	8,426	2,717
Accrued employee compensation	(54,855)	(26,398)
Deferred revenue	(5,071)	(4,593)
Other accrued liabilities	(4,943)	14,854
Restructuring liabilities	(648)	(574)
Net cash provided by operating activities	54,965	106,031
Cash flows from investing activities:
Purchases of non-marketable equity investment	(2,000)	—
Proceeds from sale of non-marketable equity investment	1,489	10,748
Purchases of property and equipment	(19,051)	(13,780)
Net cash paid in connection with acquisitions	(174)	—
Net cash used in investing activities	(19,736)	(3,032)
Cash flows from financing activities:
Payment of debt issuance costs	(57)	—
Payment of principal related to capital leases	(410)	(633)
Common stock repurchases	(104,357)	(112,128)
Proceeds from issuance of common stock	29,370	26,763
Payment of cash dividends to stockholders	(18,965)	(15,270)
Excess tax benefits from stock-based compensation	12,411	10,283
Net cash used in financing activities	(82,008)	(90,985)
Effect of exchange rate fluctuations on cash and cash equivalents	(362)	(240)
Net increase (decrease) in cash and cash equivalents	(47,141)	11,774
Cash and cash equivalents, beginning of period	1,366,812	1,137,613
Cash and cash equivalents, end of period	$1,319,671	$1,149,387

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	August 1, 2015	August 2, 2014
	(In thousands)
Cash flows from operating activities:
Net income	$255,974	$154,552
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax benefits from stock-based compensation	(41,981)	(37,698)
Depreciation and amortization	62,569	80,370
Loss on disposal of property and equipment	1,620	3,330
Gain on sale of network adapter business	—	(4,884)
Net gain on sale of non-marketable equity investment	—	(5,242)
Amortization of debt issuance costs and debt discount	9,443	856
Write-off of debt discount and debt issuance costs related to lenders that did not participate in refinancing	4,808	—
Provision for doubtful accounts receivable and sales allowances	7,189	5,520
Non-cash stock-based compensation expense	64,594	61,214
Goodwill impairment charge	—	83,382
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	17,959	52,261
Inventories	(1,778)	4,757
Prepaid expenses and other assets	(20,854)	(4,796)
Deferred tax assets	531	47
Accounts payable	2,266	(4,409)
Accrued employee compensation	(94,852)	(38,136)
Deferred revenue	(14,220)	(4,020)
Other accrued liabilities	16,478	48,178
Restructuring liabilities	(2,514)	(11,538)
Net cash provided by operating activities	267,232	383,744
Cash flows from investing activities:
Purchases of non-marketable equity and debt investments	(2,150)	(223)
Proceeds from sale of non-marketable equity investment	1,489	10,748
Purchases of property and equipment	(53,142)	(41,175)
Purchase of intangible assets	(7,750)	—
Net cash paid in connection with acquisitions	(95,452)	—
Proceeds from collection of note receivable	250	250
Proceeds from sale of network adapter business	—	9,995
Net cash used in investing activities	(156,755)	(20,405)
Cash flows from financing activities:
Payment of principal related to senior secured notes	(300,000)	—
Payment of debt issuance costs	(1,718)	—
Payment of principal related to capital leases	(1,677)	(2,382)
Common stock repurchases	(312,601)	(302,560)
Proceeds from issuance of common stock	51,345	81,293
Payment of cash dividends to stockholders	(48,819)	(15,270)
Proceeds from convertible notes	565,656	—
Purchase of convertible hedge	(86,135)	—
Proceeds from issuance of warrants	51,175	—
Excess tax benefits from stock-based compensation	41,981	37,698
Net cash used in financing activities	(40,793)	(201,221)
Effect of exchange rate fluctuations on cash and cash equivalents	(5,030)	272
Net increase in cash and cash equivalents	64,654	162,390
Cash and cash equivalents, beginning of period	1,255,017	986,997
Cash and cash equivalents, end of period	$1,319,671	$1,149,387

BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
	August 1, 2015	May 2, 2015	August 2, 2014
	(In thousands, except per share amounts)
Non-GAAP adjustments
Stock-based compensation expense included in cost of revenues	$3,955	$1,986	$4,121
Amortization of intangible assets expense included in cost of revenues	2,549	1,857	552
Total gross margin impact from non-GAAP adjustments	6,504	3,843	4,673

Stock-based compensation expense included in research and development	5,226	3,080	4,350
Stock-based compensation expense included in sales and marketing	10,601	7,207	7,592
Stock-based compensation expense included in general and administrative	4,655	3,802	5,511
Amortization of intangible assets expense included in operating expenses	889	627	131
Acquisition and integration costs	789	2,344	—
Restructuring, goodwill impairment, and other related costs (benefits)	—	(637)	131
Total operating income impact from non-GAAP adjustments	28,664	20,266	22,388

Convertible debt interest	3,684	3,639	—
Gain on sale of non-marketable equity investment	—	—	(5,242)
Income tax effect of non-tax adjustments	(9,494)	(5,823)	(2,005)
Total net income impact from non-GAAP adjustments	$22,854	$18,082	$15,141

Gross margin reconciliation
GAAP gross margin	$371,904	$372,209	$361,713
Total gross margin impact from non-GAAP adjustments	6,504	3,843	4,673
Non-GAAP gross margin	$378,408	$376,052	$366,386
GAAP gross margin, as a percentage of total net revenues	67.4%	68.1%	66.3%
Non-GAAP gross margin, as a percentage of total net revenues	68.6%	68.8%	67.2%

Operating income reconciliation
GAAP operating income	$119,849	$114,205	$117,897
Total operating income impact from non-GAAP adjustments	28,664	20,266	22,388
Non-GAAP operating income	$148,513	$134,471	$140,285
GAAP operating income, as a percentage of total net revenues	21.7%	20.9%	21.6%
Non-GAAP operating income, as a percentage of total net revenues	26.9%	24.6%	25.7%

Net income and net income per share reconciliation
Net income on a GAAP basis	$91,667	$77,040	$87,352
Total net income impact from non-GAAP adjustments	22,854	18,082	15,141
Non-GAAP net income	$114,521	$95,122	$102,493
Non-GAAP net income per share—basic	$0.27	$0.23	$0.24
Non-GAAP net income per share—diluted	$0.27	$0.22	$0.23
Shares used in non-GAAP per share calculation—basic	417,299	420,718	432,448
Shares used in non-GAAP per share calculation—diluted	427,518	433,234	441,789